Exhibit 99.1

1 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATION MAY 2023 Tampa, FL

2 OFFICE PROPERTIES INCOME TRUST WARNING REGARDING FORWARD LOOKING STATEMENTS, DISCLAIMERS AND NON-GAAP FINANCIAL MEASURESCONT. No Offer or Solicitation This presentation shall not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval in any jurisdiction with respect to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitationor sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Participants in the Solicitation OPI and certain of its trustees and executive officers, DHC and certain of its trustees and executive officers, and RMR and its parent and certain of their respective directors, officers and employees may be deemed to be participants in the solicitation of proxies from OPI's and DHC's shareholders in connection with the Merger. Certain information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of OPI's and DHC's shareholders in connection with the Merger and a description of their directand indirect interests will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information about OPI's trustees and executive officers is included in the proxy statement for OPI's 2023 annual meeting of shareholders, which was filed with the SEC on April 6, 2023. Information about DHC's trustees and executive officers is included in the proxy statement for DHC's 2023 annual meeting of shareholders, which was filed with the SEC on April 20, 2023. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that we obtained from various third partysources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on our good faith estimates and beliefs, derived from our review of internal surveys and independent sources and our experience. We believe that these external sources, estimates and beliefs are reliable and reasonable, but we have not independently verified them. Although weare not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise expressly noted, (1) all data presented are as of or for the three months ended March 31, 2023, (2) references to "weighted average" mean a weighted average by annualized rental income, (3) references to "annualized rental income" mean the annualized contractual rents, as of March 31, 2023, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants(annualized rental income may differ from actual historical rental revenues calculated pursuant to U.S. Generally Accepted Accounting Principles, or GAAP), and (4) all data presented excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, Cash Available for Distribution, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto. Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation. Counsel to update

OFFICE PROPERTIES INCOME TRUST WARNING REGARDING FORWARD LOOKING STATEMENTS, DISCLAIMERS AND NON-GAAP FINANCIAL MEASURESCONT. No Offer or Solicitation This presentation shall not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval in any jurisdiction with respect to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitationor sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Participants in the Solicitation OPI and certain of its trustees and executive officers, DHC and certain of its trustees and executive officers, and RMR and its parent and certain of their respective directors, officers and employees may be deemed to be participants in the solicitation of proxies from OPI's and DHC's shareholders in connection with the Merger. Certain information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of OPI's and DHC's shareholders in connection with the Merger and a description of their directand indirect interests will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information about OPI's trustees and executive officers is included in the proxy statement for OPI's 2023 annual meeting of shareholders, which was filed with the SEC on April 6, 2023. Information about DHC's trustees and executive officers is included in the proxy statement for DHC's 2023 annual meeting of shareholders, which was filed with the SEC on April 20, 2023. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that we obtained from various third partysources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on our good faith estimates and beliefs, derived from our review of internal surveys and independent sources and our experience. We believe that these external sources, estimates and beliefs are reliable and reasonable, but we have not independently verified them. Although weare not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise expressly noted, (1) all data presented are as of or for the three months ended March 31, 2023, (2) references to "weighted average" mean a weighted average by annualized rental income, (3) references to annualized rental income mean the annualized contractual rents, as of March 31, 2023, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants(annualized rental income may differ from actual historical rental revenues calculated pursuant to U.S. Generally Accepted Accounting Principles, or GAAP), and (4) all data presented excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, Cash Available for Distribution, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto. Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation.

4 OFFICE PROPERTIES INCOME TRUST a. Total gross assets. b. Based on annualized rental income. See Appendix herein for our definition of investment grade tenants. OPI AT A GLANCE 20.9 MILLION SQUARE FEET $528 Million TOTAL LIQUIDITY $4.6 Billion INVESTMENT PORTFOLIO(1) 90.5% OCCUPANCY 157 PROPERTIES IN PORTFOLIO 63% REVENUE FROM INVESTMENT GRADE TENANTS(2) Office Properties Income Trust (Nasdaq: OPI) is an investment grade rated real estate investment trust (REIT) focused on a diverse portfolio of high-quality office and mixed-use properties in select growth-oriented U.S. markets. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. (1) Total gross assets. (2) Based on annualized rental income. See Appendix herein for our definition of investment grade tenants. 3

5 OFFICE PROPERTIES INCOME TRUST RECENT COMPANY HIGHLIGHTS First Quarter 2023 Full Year 2022 • Announced merger with Diversified Healthcare Trust. • Completed 203,000 square feet of leasing with a weighted average lease term of 6.8 years. • Increased consolidated occupancy to 90.5%, a 170- basis point increase year over year. • Sold three vacant properties containing 89,000 SF for $5.4 million. • Named an Energy Star® Partner of the Year for the sixth consecutive year. • Executed 2.6 million square feet of leasing at a 5.6% roll-up in rent and 9-year WALT. • Sold 18 non-core properties consisting of 2.3 million square feet for more than $211 million. • Increased portfolio occupancy 110 basis points to 90.6%. • Invested in the redevelopment of two properties in Washington, D.C. and Seattle, WA. Fort Mill, SC

6 OFFICE PROPERTIES INCOME TRUST ANNOUNCED MERGER WITH DIVERSIFIED HEALTHCARE TRUST Creating a Diversified REIT with a Broad Portfolio, Defensive Tenant Base and Strong Growth Potential. For more information, please view the merger presentation here.

OFFICE PROPERTIES INCOME TRUST

DIVERSIFIED ACROSS STRATEGIC U.S. MARKETS

Focused on markets with strong economics and favorable long-term demand outlook.

Top Markets Based on Annualized Rental Income	% Total Annualized Rental Income	No. of Properties	Property SF ('000)	Weighted Average Remaining Lease Term
Chicago, IL	11.0%	5	1,674	5.6
DC	10.4%	7	1,317	9.9
Atlanta, GA	9.1%	11	2,024	7.9
Northern Virginia	8.4%	13	1,741	7.5
Silicon Valley, CA	5.8%	11	827	4.2
Dallas, TX	4.7%	8	1,491	2.8
Kansas City, MO	4.3%	3	770	7.4
Sacramento, CA	4.1%	7	882	3.3
Boston, MA	3.8%	8	805	2.4
Maryland	3.4%	5	753	7.7
Provo, UT	2.9%	3	537	8.5
Indianapolis, IN	2.5%	5	709	3.0
Total	**70.4%**	**86**	**13,530**	**5.8**

OPI Strategic Markets

% Annualized Rental Income


Seattle(1)
1%
Silicon Valley/
Sacramento
10%
Denver
2%
Chicago
11%
Kansas City
4%
Boston
4%
D.C. Metro(1)(2)
22%
Atlanta
9%
Dallas
5%


Seattle, WA


Sacramento, CA


Tampa, FL


Chicago, IL


Malden, MA


Lakewood, CO

LEED, BOMA, and/or ENERGY STAR Certified Building

(1) Redevelopment project in process.
(2) Includes the District of Columbia, Northern Virginia and Maryland.

7

OFFICE PROPERTIES INCOME TRUST

SECURE AND STABLE INCOME

	Top 20 Tenants	% Total Annualized Rental Income
1	U.S. Government	19.6%
2	Alphabet Inc. (Google)	4.1%
3	Shook, Hardy & Bacon L.L.P.	3.5%
4	IG Investments Holdings LLC	3.2%
5	State of California	2.9%
6	Bank of America Corporation	2.9%
7	Commonwealth of Massachusetts	2.3%
8	Tyson Foods, Inc.	2.2%
9	CareFirst Inc.	2.1%
10	Northrop Grumman Corporation	2.0%
11	Sonesta International Hotels Corporation (1)	2.0%
12	CommScope Holding Company Inc.	1.7%
13	Sonoma Biotherapeutics, Inc. (2)	1.5%
14	State of Georgia	1.4%
15	PNC Bank	1.3%
16	Micro Focus International plc	1.3%
17	Compass Group plc	1.2%
18	ServiceNow, Inc.	1.2%
19	Allstate Insurance Co.	1.2%
20	Automatic Data Processing, Inc.	1.1%
	Total	**58.7%**

Tenant Industry

% Total Annualized Rental Income


Life Sciences and Medical 3.3%
Other 7.7%
U.S. Government 19.6%
Manufacturing & Transportation 10.6%
Other Government 8.9%
Total Government 34.8%
Legal & Other Professional Services 11.6%
Government Contractors 6.3%
Technology & Communications 15.7%
Real Estate & Financial 16.3%

Tenant Credit Profile

% Total Annualized Rental Income

63% Investment Grade Tenant Base


Non-Investment Grade 7.5%
Not Rated 29.5%
Investment Grade 63.0%

(1) In June 2021, we entered into a 30-year lease with Sonesta. The lease relates to the redevelopment of a property we own in Washington, D.C to a mixed use and Sonesta's lease relates to the planned hotel component of the property. The term of the lease commences upon our delivery of the completed hotel, which is estimated to occur in the second quarter of 2023.

(2) In August 2022, we entered into an approximately 10-year lease with Sonoma Biotherapeutics, Inc. The lease is at a property we own in Seattle, WA that is currently undergoing redevelopment. The term of the lease is estimated to commence in the fourth quarter of 2023.

8

9 OFFICE PROPERTIES INCOME TRUST GROWTH STRATEGY 9 Organic Growth • Maintain high occupancy through best-in-class operations and service centered tenant relationships. • Drive portfolio absorption through proactive asset management and leasing. • Focus on retention and opportunities to grow rents. Capital Recycling • Sell properties older in age, capital intensive, or that have maximized value. • Exit markets with limited future rent growth. • Reinvest proceeds into higher quality properties with strong cash flows. • Target modern and highly functional properties in growing markets. • Manage leverage levels. Development • Create user-centered experiences through select development opportunities. • Focus on markets with strong economic growth providing for enhanced risk-adjusted returns. • Deliver sustainable buildings with an emphasis on LEED, wellness, and reduction of the portfolio carbon footprint. • Enhance buildings and local communities through a people centric “place-making” approach. Positioned to advance core business strategies focused on enhancing the overall quality and geographic footprint of the portfolio. In April 2023, OPI announced plans to merge with Diversified Healthcare Trust, creating a larger, more diversified REIT with strong growth potential. For more information, please view the merger presentation here.

10 OFFICE PROPERTIES INCOME TRUST -60% -40% -20% 0% 20% 40% 60% 80% 0 500 1000 1500 2000 2500 3000 3500 2019 2020 2021 2022 2023 YTD Renewals New Leasing 2.2M SF New and renewal leasing Leasing Activity SF in 000s PROACTIVE ASSET MANAGEMENT AND LEASING Staggered Lease Expirations % Total Annualized Rental Income Expiring 3.0% Roll up in rent 8.7 years WALT Trailing Twelve Months Completed Activity 2.7M SF including 1.1M SF of new leasing 782K SF Potential to absorb vacant space Leasing Pipeline 6–8% Mark to market potential Leasing pipeline contains ~725K SF of activity in advanced stages of negotiation Actively managing lease expirations amid challenging office sector fundamentals 2,934 1,965 2,484 2,562 10.3% 13.8% 8.8% 7.4% 9.7% 50.0% 2023 2024 2025 2026 2027 2028+ 203

11 OFFICE PROPERTIES INCOME TRUST STRATEGIC CAPITAL RECYCLING Since 2019, OPI has sold approximately $1.5 billion of assets and redeployed proceeds into more attractive markets. Property Acquisitions & Dispositions ($ millions) Potential Benefits Reduce the average age of our portfolio. Reshape geographic and tenant diversification. Lengthen the weighted average term of our leases. Enhance leasing prospects and tenant retention. Manage ongoing capital requirements. $3 $47 $577 $849 $110 $227 $211 $10 2019 2020 2021 2022 2023 YTD Acquisitions Dispositions • Completed $211 million of property sales. 2019 2020 2021 2022 • Completed $849 million of property sales. • Sold all common shares of The RMR Group for $105 million. • Completed $110 million of property sales. • Acquired RoundPoint Mortgage HQ in the Charlotte MSA for $35 million and an acquisition in the Boston CBD. • Completed $227 million of property sales. • Redeployed proceeds into three acquisitions of office properties in Chicago, Atlanta and Boston for $577 million. • Completed $10.3 million of property sales. (1) 2023 YTD (1) Reflects activity through April 2023.

12 OFFICE PROPERTIES INCOME TRUST Phoenix RECENT PORTFOLIO RESHAPING Investing in newer, less capital-intensive properties that improve geographic diversification, rent growth, portfolio metrics and the long-term stability of cash flows. Reducing Exposure Increasing Exposure • Huntsville, AL • Birmingham, AL • Fresno, CA • Richmond, VA • Chesapeake, VA • Chicago, IL • Atlanta, GA • Boston, MA 0 WALT (Years) 2023 Disposition Highlights(1) 196K SF 4 Properties 532K SF 1,819K SF 786K 531K SF SF 49K SF 346K SF Key Activity 31 Average Age (Years) (1) Reflects activity through April 2023. 140K SF 2.8 WALT (Years) 2022 Disposition Highlights(1) 2.4M SF 21 Properties 22 Average Age (Years)

13 OFFICE PROPERTIES INCOME TRUST VALUE CREATION THROUGH SELECT REDEVELOPMENT “20 Mass” 20 Massachusetts Avenue, Washington, D.C. “Unison” 351, 401, 501 Elliott Ave, Seattle, WA ~$215 Million Total Project Cost 8% - 10% Stabilized Returns 54% Pre-Leased 427,000 Square Feet Mixed Use Use Q2 2023 Estimated Delivery ~$162 Million Total Project Cost 10% - 12% Stabilized Returns 300,000 Square Feet Life Science Use Q4 2023 Estimated Delivery 28% Pre-Leased

14 OFFICE PROPERTIES INCOME TRUST Atlanta, GA STRONG AND FLEXIBLE FINANCIAL HEALTH Debt Profile Liquidity Position $505M Available Revolving Credit Facility $23M Cash on Hand 4.1% Weighted Average Interest Rate on Debt Debt Metrics 48.2% Net Debt to Gross Book Value of Real Estate Assets 3.1x Adjusted EBITDAre to Interest Expense 1.2% Secured Debt to Total Assets Maturity Schedule 7.7x Net Debt to Rolling Four Quarter Adjusted EBITDAre 4.7 Years Weighted Average Debt Maturity Term $295 $350 $650 $300 $350 $562 $- $100 $200 $300 $400 $500 $600 $700 2023 2024 2025 2026 2027 2028+ ($M) Variable Rate 9.8% 90.2% Fixed Rate Secured 2.0% Unsecured 98.0%

OFFICE PROPERTIES INCOME TRUST

COMMITMENT TO SUSTAINABILITY

Our business strategy incorporates a focus on sustainable approaches to operating our properties in a manner that benefits our shareholders, tenants and the communities in which we are located.

ENVIRONMENTAL HIGHLIGHTS

CERTIFICATIONS/AWARDS

Green Lease Leader Gold

2020-2023 ENERGY STAR® Partner of the Year, Sustained Excellence

37 Certifications
5,955,408 sq. ft.

42 Certifications
6,642,903 sq. ft.

34 Certifications
5,070,020 sq. ft.

ACTIVE ENVIRONMENTAL PROGRAMS

- Real-time energy monitoring
- Annual energy competitions
- Green building certifications
- Energy/water benchmarking
- Energy efficiency and sustainable capital projects
- Solar and electric vehicle charging station evaluations

CONTINUED ADVANCEMENT OF INITIATIVES

- Encouraging consideration of ESG criteria in the broader context of investment and property management through internal **Sustainability Reporting Committee**.
- **Leveraging diversity professional associations**, such as Commercial Real Estate Women (CREW) and The Partnership, Inc., to attract a more diverse pool of candidates.
- **Supporting employee health and wellness** with activities such as LiveWell Week, Work Out at Home, Good Eats and Pay it Forward competitions.
- Planning to **integrate wellness initiatives** across the portfolio.
- OPI's Board comprised of **44%** women and **11%** members of underrepresented communities.
- Designated a **2020 Women on Boards "Winning" company**.

FOCUSED ON GOOD GOVERNANCE


OPI's Board of Directors
11% Underrepresented Communities
44% Women

Employee Health and Wellness Policy

Business Partners' Code of Conduct

Human Rights Policy

Philanthropy Policy

For more information, please read The RMR Group's 2022 Sustainability Report here.

16 OFFICE PROPERTIES INCOME TRUST Appendix Colorado Springs, CO

17 OFFICE PROPERTIES INCOME TRUST RMR’s Operations Include: National Multi-Sector Investment Platform OFFICE INDUSTRIAL GOVERNMENT MEDICAL OFFICE LIFE SCIENCE SENIOR LIVING HOTELS RETAIL RMR Managed Companies Nearly 2,100 Properties More than $16 Billion in Annual Revenues Over $37 Billion in AUM Over600 CRE Professionals More than 30 Offices Throughout the U.S. Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/ Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management OPI IS MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER The RMR Group, LLC Approximately 38,000 Employees

18 OFFICE PROPERTIES INCOME TRUST A WINNING TRADITION EPA’S 2023 ENERGY STAR® Partner of the Year. 77 properties with EPA ENERGY STAR certifications 55 properties with BOMA designations. Ranked #2 for portfolio with most designations 58 properties with LEED designations SUSTAINABILITY Ranked Boston Globe’s Top Places to Work 2020, 2021, 2022 Women on Boards; Winning Organization 2020 Fortune Magazine’s Fastest Growing Companies ranked 75th 2019 RMR RECOGNITION in Retail Real Estate Ownership in Hotel Real Estate Ownership in Senior Living Real Estate Ownership in Office Real Estate Ownership in Industrial Real Estate Ownership Senior Living Operator Hotel Operator #6 #8 #5 #6 #8 #9 #15 #3 Truck Stop Operator 2023 ENERGY STAR® Partner of the Year Award 2018, 2019, 2020, 2021, 2022, 2023 Boston Business Journal; Middle Market Companies 2020, 2021, 2023 2023

19 OFFICE PROPERTIES INCOME TRUST (1) Source: S&P Global Market Intelligence. Data is for the most recently reported twelve months as April 27, 2023. RELATIONSHIP WITH RMR PROVIDES SCALE AND EFFICIENCY Key Benefits • RMR provides all the employees; OPI has no employees. • RMR’s acquisitions team has visibility to properties marketed for sale across the United States. • The depth and breadth of the RMR platform attracts strong real estate professionals. • Career advancement opportunities at RMR drives employee engagement and retention. • RMR property management employees focus only on assets managed by RMR. • RMR platform provides centralized support services, including procurement, banking and capital markets. G&A % of Total Revenue(1) 4.7% 4.8% 4.8% 4.9% 5.1% 7.6% 8.3% 8.4% OPI PDM OFC HIW BXP CIO DEA FSP

20 OFFICE PROPERTIES INCOME TRUST RMR base management fee tied to OPI share price performance. • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) OPI’s historical cost of real estate, or (2) OPI’s total market capitalization. • There is no incentive for RMR to complete any transaction that could reduce share price. RMR incentive fees contingent on total shareholder return outperformance. • Incentive management fee: 12% of the outperformance of our total return per share compared to the MSCI U.S. Office REIT Index over a three year period multiplied by equity market capitalization. • Outperformance must be positive to be earned. • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark. Other fees. • Property management fee: consists of an annual fee based on 3.0% of rents collected at OPI’s managed properties. • Construction management fee based on 5.0% of project costs. Alignment of Interests If OPI’s share price goes up and its total market cap exceeds its historical cost of real estate; RMR base management fee is capped at 50 bps of historical cost of real estate. If OPI’s stock price goes down and its historical cost of real estate exceeds its total market cap; RMR gets less base management fees (50 bps on equity market cap plus debt). Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management are holders of OPI common shares, some subject to long term lock up agreements. OPI shareholders have visibility into RMR, a publicly traded company. OPI benefits from RMR’s national footprint and economies of scale of $37 billion platform. FEES THAT OPI PAYS TO RMR ARE PRIMARILY PERFORMANCE BASED WHICH ALIGNS INTERESTS WITH SHAREHOLDERS

21 OFFICE PROPERTIES INCOME TRUST San Jose, CA Financials

OFFICE PROPERTIES INCOME TRUST

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Selected Balance Sheet Data:					
Total gross assets	$ 4,591,512	$ 4,541,435	$ 4,507,422	$ 4,578,277	$ 4,703,791
Total assets	$ 4,007,000	$ 3,979,977	$ 3,968,986	$ 4,062,658	$ 4,197,693
Total liabilities	$ 2,647,359	$ 2,593,642	$ 2,562,821	$ 2,647,208	$ 2,740,611
Total shareholders' equity	$ 1,359,641	$ 1,386,335	$ 1,406,165	$ 1,415,450	$ 1,457,082
Selected Income Statement Data:					
Rental income	$ 132,422	$ 127,922	$ 137,683	$ 141,316	$ 147,354
Net income (loss)	$ (446)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)
NOI	$ 83,772	$ 84,617	$ 85,546	$ 92,416	$ 96,481
Adjusted EBITDAre	$ 78,487	$ 79,479	$ 79,957	$ 86,422	$ 91,241
FFO	$ 49,528	$ 55,186	$ 53,802	$ 58,622	$ 62,722
Normalized FFO	$ 52,746	$ 54,495	$ 53,802	$ 58,923	$ 62,722
Rolling four quarter CAD	$ 106,873	$ 126,701	$ 159,550	$ 162,355	$ 158,363
Per Common Share Data (basic and diluted):					
Net income (loss)	$ (0.01)	$ 0.13	$ 0.35	$ (0.33)	$ (0.28)
FFO	$ 1.02	$ 1.14	$ 1.11	$ 1.21	$ 1.30
Normalized FFO	$ 1.09	$ 1.13	$ 1.11	$ 1.22	$ 1.30
Rolling four quarter CAD	$ 2.21	$ 2.62	$ 3.30	$ 3.36	$ 3.28
Dividends:					
Annualized dividends paid per share during the period[1]	$ 2.20	$ 2.20	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	17.9%	16.5%	15.7%	11.0%	8.6%
Normalized FFO payout ratio	50.5%	48.7%	49.5%	45.1%	42.3%
Rolling four quarter CAD payout ratio	99.5%	84.0%	66.7%	65.5%	67.1%

1. On April 13, 2023, OPI announced a regular quarterly cash distribution of $0.25 per common share ($1.00 per common share per year), resulting in an 8.1% annualized dividend yield based on the March 31, 2023 closing price.

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OFFICE PROPERTIES INCOME TRUST

DEBT SUMMARY

As of March 31, 2023:

(dollars in thousands)	Coupon Rate [1]	Interest Rate [2]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility [3] [4]	6.000%	6.000%	$ 245,000	7/31/2023	$ 245,000	0.3
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	1.1
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	1.8
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	3.2
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	3.8
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	8.5
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	27.2
Subtotal / weighted average	3.825%	3.918%	2,212,000		2,212,000	5.3
Secured Fixed Rate Debt:						
Mortgage debt - One property in Chicago, IL	3.700%	4.210%	50,000	6/1/2023	50,000	0.2
Total / weighted average	4.035%	4.127%	$2,507,000		$ 2,507,000	4.7

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of mark to market accounting for certain mortgages and discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) In March 2023, OPI amended its credit agreement governing OPI's revolving credit facility to, among other things, replace LIBOR with the secured overnight financing rate, or SOFR, as the benchmark interest rate for calculating interest payable on amounts outstanding under its revolving credit facility. OPI is required to pay interest at a rate of SOFR plus a premium, which was 110 basis points per annum as of March 31, 2023. OPI also pays a facility fee, which was 25 basis points per annum on the total amount of lending commitments under its revolving credit facility as of March 31, 2023. Both the interest rate premium and facility fee are subject to adjustment based upon changes to OPI's credit ratings. The interest rate listed is as of March 31, 2023 and excludes the 25 basis point facility fee. Effective April 1, 2023, based upon changes to OPI's credit ratings, the interest rate premium and facility fee increased to 145 basis points per annum and 30 basis points per annum, respectively. Subject to the payment of an extension fee and meeting certain other conditions, OPI may extend the maturity date of its revolving credit facility by one six month period.
(4) The maximum aggregate borrowing availability under the credit agreement governing OPI's revolving credit facility may be increased to up to $1,950,000 in certain circumstances.

23

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF NOI AND CASH BASIS NOI

	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 132,422	$ 127,922	$ 137,683	$ 141,316	$ 147,354
Property operating expenses	(48,650)	(43,305)	(52,137)	(48,900)	(50,873)
NOI	83,772	84,617	85,546	92,416	96,481
Non-cash straight line rent adjustments included in rental income	(4,173)	(3,604)	(1,765)	(2,775)	(2,686)
Lease value amortization included in rental income	(79)	195	204	233	343
Lease termination fees included in rental income	(99)	(176)	(83)	(2,175)	(4,942)
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)
Cash Basis NOI	$ 79,300	$ 80,911	$ 83,781	$ 87,578	$ 89,075
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:					
Net income (loss)	$ (446)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)
Equity in net losses of investees	834	878	952	833	846
Income tax expense (benefit)	30	(161)	90	(190)	531
Income (loss) before income tax expense (benefit) and equity in net losses of investees	418	7,107	18,006	(15,413)	(12,030)
(Gain) loss on early extinguishment of debt	–	(759)	–	77	–
Interest expense	25,231	24,557	24,969	26,515	27,439
Interest and other income	(164)	(144)	(56)	(16)	(1)
(Gain) loss on sale of real estate	(2,548)	(3,564)	(16,925)	11,637	(2,149)
General and administrative	5,925	5,781	6,564	7,083	5,706
Acquisition and transaction related costs	3,218	68	–	224	–
Loss on impairment of real estate	–	–	–	4,773	17,047
Depreciation and amortization	51,692	51,571	52,988	57,536	60,469
NOI	83,772	84,617	85,546	92,416	96,481
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)
Lease termination fees included in rental income	(99)	(176)	(83)	(2,175)	(4,942)
Lease value amortization included in rental income	(79)	195	204	233	343
Non-cash straight line rent adjustments included in rental income	(4,173)	(3,604)	(1,765)	(2,775)	(2,686)
Cash Basis NOI	$ 79,300	$ 80,911	$ 83,781	$ 87,578	$ 89,075

1. We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

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25 OFFICE PROPERTIES INCOME TRUST CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre 1. Amounts represent equity based compensation to our Trustees, our officers and certain other employees of RMR. (dollars in thousands) For the Three Months Ended 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Net income (loss) $ (446) $ 6,390 $ 16,964 $ (16,056) $ (13,407) Add (less): Interest expense 25,231 24,557 24,969 26,515 27,439 Income tax expense (benefit) 30 (161) 90 (190) 531 Depreciation and amortization 51,692 51,571 52,988 57,536 60,469 EBITDA 76,507 82,357 95,011 67,805 75,032 Add (less): Loss on impairment of real estate — — — 4,773 17,047 (Gain) loss on sale of real estate (2,548) (3,564) (16,925) 11,637 (2,149) Distributions received from unconsolidated joint ventures — — — — 51 Equity in losses of unconsolidated joint ventures 834 878 952 833 846 EBITDAre 74,793 79,671 79,038 85,048 90,827 Add (less): Acquisition and transaction related costs 3,218 68 — 224 — General and administrative expense paid in common shares (1) 476 499 919 1,073 414 (Gain) loss on early extinguishment of debt — (759) — 77 — Adjusted EBITDAre $ 78,487 $ 79,479 $ 79,957 $ 86,422 $ 91,241

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF FFO, NORMALIZED FFO AND CAD

(amounts in thousands, except per share data)	For the Three Months Ended				
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net income (loss)	$ (446)	$ 6,390	$ 16,964	$ (16,056)	$ (13,407)
Add (less): Depreciation and amortization:					
Consolidated properties	51,692	51,571	52,988	57,536	60,469
Unconsolidated joint venture properties	830	789	775	732	762
Loss on impairment of real estate	–	–	–	4,773	17,047
(Gain) loss on sale of real estate	(2,548)	(3,564)	(16,925)	11,637	(2,149)
FFO	49,528	55,186	53,802	58,622	62,722
Add (less): Acquisition and transaction related costs	3,218	68	–	224	–
(Gain) loss on early extinguishment of debt	–	(759)	–	77	–
Normalized FFO	52,746	54,495	53,802	58,923	62,722
Add (less): Non-cash expenses (1)	(1,902)	(1,464)	(640)	(192)	(465)
Distributions from unconsolidated joint ventures	–	–	–	–	51
Depreciation and amortization - unconsolidated joint ventures	(830)	(789)	(775)	(732)	(762)
Equity in net losses of investees	834	878	952	833	846
Non-cash straight line rent adjustments included in rental income	(4,173)	(3,604)	(1,765)	(2,775)	(2,686)
Lease value amortization included in rental income	(79)	195	204	233	343
Net amortization of debt premiums, discounts and issuance costs	2,205	2,188	2,176	2,366	2,404
Recurring capital expenditures	(17,623)	(42,099)	(25,882)	(20,833)	(11,447)
CAD	$ 31,178	$ 9,800	$ 28,072	$ 37,823	$ 51,006
Weighted average common shares outstanding (basic and diluted)	48,336	48,334	48,286	48,249	48,243
Per common share amounts (basic and diluted):					
Net income (loss)	$ (0.01)	$ 0.13	$ 0.35	$ (0.33)	$ (0.28)
FFO	$ 1.02	$ 1.14	$ 1.11	$ 1.21	$ 1.30
Normalized FFO	$ 1.09	$ 1.13	$ 1.11	$ 1.22	$ 1.30
CAD	$ 0.65	$ 0.20	$ 0.58	$ 0.78	$ 1.06

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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27 OFFICE PROPERTIES INCOME TRUST NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable rules of the SEC, including NOI, Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 24. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We use NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 25. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect our share of EBITDAre of our unconsolidated joint ventures. In calculating Adjusted EBITDAre, we adjust for the items shown on page 25 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO We calculate funds from operations, or FFO, and Normalized FFO as shown on page 26. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the other items shown on page 26 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Cash Available for Distribution (CAD) We calculate cash available for distribution, or CAD, as shown on page 26. We define CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do.

28 OFFICE PROPERTIES INCOME TRUST NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Annualized dividend yield is the annualized dividend per share paid during the period divided by the closing price of our common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of March 31, 2023, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. Cap Rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding purchase price adjustments and acquisition related costs. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 53.1% of annualized rental income as of March 31, 2023 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 9.9% of annualized rental income as of March 31, 2023 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Leased square feet is pursuant to leases existing as of March 31, 2023, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term (or “WALT”) is the average remaining lease term in years weighted based on rental income.

29 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATION MAY 2023 Tampa, FL Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 OPIREIT.COM